UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 22, 2005

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145	95-4160558
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The description set forth below is qualified in its entirety by the full text of the respective document to which it refers, which document is filed herewith.

Item 1.01 Entry into a Material Definitive Agreement

On August 22, 2005, Millennium Chemicals Inc. ( “Millennium”), a wholly owned subsidiary of Lyondell Chemical Company (“Lyondell”), and certain Millennium subsidiaries, Millennium America Inc., a U.S. subsidiary of Millennium (“Millennium America”) and Millennium Inorganic Chemicals Ltd, an Australian subsidiary of Millennium (“MIC Ltd”) entered into amended and restated 5-year Senior Secured Credit Facilities (the “Credit Facilities”) with the lenders party thereto including Bank of America, N.A. as Syndication Agent, JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent, and J.P. Morgan Securities Inc. and Banc of America Securities LLC as Co-Lead Arrangers and Joint Bookrunners. The Credit Facilities consist of (1) a $125,000,000 Senior Secured Revolving Credit Facility (the “U.S. Revolving Facility”), with Millennium America as borrower, (2) a $25,000,000 Senior Secured Revolving Credit Facility (the “Australian Revolving Facility”), with MIC Ltd as borrower and (3) a $100,000,000 Senior Secured Term Loan (the “Term Loan”), with MIC Ltd as borrower. The Credit Facilities are an amendment and restatement of Millennium’s $150,000,000 Senior Secured Revolving Credit Facility, dated June 18, 2001, among Millennium America, as borrower, Millennium Inorganic Chemicals Limited, a United Kingdom subsidiary of Millennium, as borrower, certain borrowing subsidiaries of Millennium from time to time party thereto, Millennium, as Guarantor, the lenders from time to time party thereto, Bank of America, N.A. as Syndication Agent, and JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent.

The U.S. Revolving Facility and the Australian Revolving Facility, which mature on August 22, 2010, will be used for liquidity and general corporate purposes. The Term Loan, which also matures on August 22, 2010, will be used to facilitate the repatriation during 2005 of certain non-U.S. earnings. The repatriated funds will primarily be used to reduce Millennium’s indebtedness.

The U.S. Revolving Facility and the Term Loan generally bear interest between LIBOR plus 1.00% to LIBOR plus 2.00%, as the case may be, based upon the Leverage Ratio, as defined, as of the most recent determination date. At closing, the interest rate on the U.S. Revolving Facility and the Term Loan was LIBOR plus 1.5%. The Australian Revolving Facility generally bears interest between the Australian Bank Bill Rate, as defined, plus 1.00% to the Australian Bank Bill Rate plus 2.00%, as the case may be, based upon the Leverage Ratio as of the most recent determination date. At closing, the interest rate on the Australian Revolving Facility was the Australian Bank Bill Rate plus 1.5%. Availability under the U.S. Revolving Facility and the Australian Revolving Facility, which were undrawn at closing, is reduced to the extent of outstanding letters of credit provided under the respective facilities. At closing, there were approximately $25 million of outstanding letters of credit under the U.S. Revolving Facility and no outstanding letters of credit under the Australian Revolving Facility.

The obligations under the U.S. Revolving Facility, subject to permitted liens, are generally secured by (1) a pledge of 100% of the stock of certain of Millennium’s existing and future

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domestic subsidiaries and 65% of the stock of certain of Millennium’s existing and future foreign subsidiaries; (2) the equity interests held by Millennium’s subsidiaries in Equistar Chemicals, LP (“Equistar,” in which Millennium holds a 29.5% interest) and their right to receive distributions made by Equistar; (3) certain present and future accounts receivable, account rights, documents, chattel paper, intercompany indebtedness, inventory, investment property and proceeds held by Millennium and certain of its domestic subsidiaries; and (4) a guarantee by Millennium, Millennium America and Millennium US Op Co, LLC, a U.S. subsidiary of Millennium (“Millennium US Op Co”). The obligations under the Term Loan and Australian Revolving Facility, subject to permitted liens, are secured by (1) all the equity interests of certain subsidiaries of MIC Ltd; (2) substantially all of the assets of certain subsidiaries of MIC Ltd, including but not limited to (i) all the equity interests owned by each such subsidiary and (ii) substantially all tangible and intangible assets of each such subsidiary (including but not limited to accounts receivable, inventory, plant, property and equipment, intellectual property, real property, intercompany indebtedness, cash and proceeds of the foregoing; and (3) a guarantee by Millennium, Millennium America, Millennium US Op Co and certain subsidiaries of MIC Ltd.

The Credit Facilities contain covenants that, subject to exceptions, limit distributions, debt incurrence, lien incurrence, investments, sale and leaseback transactions, certain payments, sales of assets, affiliate transactions and mergers. In addition, the Credit Facilities contain covenants that require Millennium to maintain specified financial ratios, as defined in the Credit Facilities. Specifically, (1) Millennium is not permitted to allow the Leverage Ratio, as defined, to be equal to or greater than 4.50 to 1.00 and (2) Millennium is not permitted to allow the Interest Coverage Ratio, as defined, for any period of four consecutive fiscal quarters of Millennium ending after June 30, 2005 to be less than (i) 1.75 to 1.00 for any such period ending prior to September 30, 2006, or (ii) 2.25 to 1.00 for any such period ending on or after September 30, 2006.

The breach of these covenants could permit the lenders to declare any outstanding debt under the Credit Facilities payable and could permit the lenders to terminate future lending commitments.

The Credit Facilities are being filed with this Current Report on Form 8-K as Exhibit 4.28.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Lyondell has not guaranteed Millennium’s or its subsidiaries’ obligations under the Credit Facilities. However, under certain circumstances, a default under Millennium’s Credit Facilities would constitute a cross-default under Lyondell’s credit facility which, under certain circumstances, would then constitute a default under Lyondell’s indentures.

See Item 1.01 above.

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Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

4.28	Credit Agreement, dated August 22, 2005, among Millennium America Inc., as Borrower, Millennium Inorganic Chemicals Limited, as Borrower, Millennium Chemicals Inc., as Guarantor, the lenders from time to time party thereto, Bank of America, N.A., as Syndication Agent, JP Morgan Chase Bank, N.A. as Administrative Agent and Collateral Agent and J.P Morgan Securities Inc. and Banc of America Securities LLC as Co-Lead Arrangers and Joint Bookrunners (filed as Exhibit 4.4 to Millennium’s Current Report on Form 8-K dated as of August 22, 2005 and incorporated herein by reference)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:	/s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President, General Counsel & Secretary

Date: August 26, 2005

INDEX TO EXHIBITS

Exhibit Number	Description
4.28	Credit Agreement, dated August 22, 2005, among Millennium America Inc., as Borrower, Millennium Inorganic Chemicals Limited, as Borrower, Millennium Chemicals Inc., as Guarantor, the lenders from time to time party thereto, Bank of America, N.A., as Syndication Agent, JP Morgan Chase Bank, N.A. as Administrative Agent and Collateral Agent and J.P Morgan Securities Inc. and Banc of America Securities LLC as Co-Lead Arrangers and Joint Bookrunners (filed as Exhibit 4.4 to Millennium’s Current Report on Form 8-K dated as of August 22, 2005 and incorporated herein by reference)